Exhibit 23(b)
[NETHERLAND, SEWELL & ASSOCIATES, INC. LETTERHEAD]
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
As oil and gas consultants, we hereby consent to the use of our name and our report dated October 28, 2005, in this Form 10-K/A, incorporated by reference into Peoples Energy Corporation’s previously filed Registration Statement File Nos. 333-84594 and 333-70702 on Form S-3, and 2-82760, 33-6369, 033-63193, 333-62070, 333-113204, 333-116192 and 333-17701 on Form S-8.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ Danny D. Simmons
Danny D. Simmons
Executive Vice President

Houston, Texas
December 13, 2005